UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
May 12, 2005
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14039 (Commission File Number)	64-0844345 (I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On May 12, 2005, John S. Weatherly, Callon Petroleum Company’s Senior Vice President and Chief Financial Officer, passed away. The press release announcing the death of Mr. Weatherly is attached as Exhibit 99.1.

      Fred L. Callon, Chairman and Chief Executive Officer of Callon Petroleum Company (“Company”), and its former Chief Financial Officer, assumed Mr. Weatherly’s duties effective May 12, 2005 and will function as the company’s Chief Financial Officer until a successor is named. Mr. Callon has been Chairman of the Board of Directors of the Company since May 2004 and President and Chief Executive Officer of the Company and Callon Petroleum Operating Company since January 1997. Prior to January 1997, he was President and Chief Operating Officer of the Company, positions he had held with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. Mr. Callon graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating Company, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. Mr. Callon is 55 years old.

      The Company is not a party to an employment agreement with Mr. Callon. The Company has entered into a Severance Compensation Agreements effective January 1, 2002 with Mr. Callon providing for certain benefits in the event that a change of control of the Company occurs during the three-year period after the execution of such agreement. This agreement is described in the Company’s Proxy Statement on Schedule 14A for its 2005 Annual Meeting.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

Exhibit Number	Title of Document
99.1	Press release dated May 12, 2005 announcing the death of John S. Weatherly, Callon Petroleum Company’s Senior Vice President and Chief Financial Officer.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
May 12, 2005	By:	/s/ Fred L. Callon
Fred L. Callon
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Title of Document
99.1	Press release dated May 12, 2005 announcing the death of John S. Weatherly, Callon Petroleum Company’s Senior Vice President and Chief Financial Officer.

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